Exhibit 10.25

Manufacturing Services Agreement

This Flextronics Manufacturing Services Agreement (“Agreement”) is entered into this 25 day of May 2006 by and between HemoSense, Inc. having its place of business at 651 River Oaks Parkway, San Jose, California (“Customer”) and Flextronics International USA, Inc., having its place of business at 2090 Fortune Drive, San Jose, California (“Flextronics”).

Customer desires to engage Flextronics to perform manufacturing services as further set forth in this Agreement. The parties agree as follows:

1. DEFINITIONS

Flextronics and Customer agree that capitalized terms shall have the meanings set forth in this Agreement and Exhibit 1 attached hereto and incorporated herein by reference.

2. MANUFACTURING SERVICES

2.1. Work. Customer hereby engages Flextronics to perform the work (hereinafter “Work”), and Flextronics shall perform the Work, pursuant to Purchase Orders or changes thereto that Customer issues and Flextronics accepts under this Agreement. “Work” shall mean to procure Materials and to manufacture, assemble, and test products (hereinafter “Product(s)”) pursuant to detailed written Specifications. The “Specifications” for each Product or revision thereof, shall include but are not limited to bill of materials, designs, schematics, assembly drawings, process documentation, test specifications, current revision number, and Approved Vendor List. The Specifications as provided by Customer and included in Flextronics’s production document management system and maintained in accordance with the terms of this Agreement are incorporated herein by reference as Exhibit 2.1. This Agreement does not include any new product introduction (NPI) or product prototype services related to the Products. In the event that Customer requires any such services, the parties will enter into a separate agreement. In case of any conflict between the Specifications and this Agreement, this Agreement shall prevail.

2.2. Engineering Changes. Customer may request that Flextronics incorporate engineering changes into the Product by providing Flextronics with a description of the proposed engineering change sufficient to permit Flextronics to evaluate its feasibility and cost. Flextronics shall evaluate each engineering-change request, and provide Customer with a written evaluation stating the costs and time of implementation and the impact on the delivery schedule and pricing of the Product. Flextronics will proceed with engineering changes when the parties have agreed upon the changes to the Specifications, delivery schedule and Product pricing and the Customer has issued a purchase order for the implementation costs. Notwithstanding the foregoing, if Customer notifies Flextronics of safety and/or emergency engineering change request, as determined by Customer, Flextronics shall use its commercially reasonable efforts to give Customer the same information described above in this Section 2.2 within [***] ([***]) business days of such a request. With regard to the implementation of safety or emergency engineering change request, Flextronics shall use its commercially reasonable efforts to implement the engineering change, as soon as possible. The Specifications and Product price will be promptly amended as required.

2.3. Tooling; Non-Recurring Expenses; Software. [***]. Customer shall pay for or obtain and consign to Flextronics any Product-specific tooling, test fixtures, equipment or software and other reasonably necessary non-recurring expenses, to be set forth in Flextronics’s quotation (collectively, “Consigned Material”). With respect to costs associated with installation, testing, repair and maintenance of all Product-specific tooling, [***] shall be responsible for [***] and [***] shall be responsible for [***], including for example [***]. All software that Customer provides to Flextronics or any test software that Customer engages Flextronics to develop is and shall remain the property of Customer. Title to Consigned Materials remains at all times with Customer. Flextronics will bear responsibility for any damage or loss of Consigned Materials related to non-production causes or negligence of Flextronics while they are on the premises of Flextronics. Upon reasonable notice and subject to third party confidentiality restrictions, Customer may observe the warehouse space in which the Consigned Materials are stored.

2.4. Cost Reduction Projects. Flextronics agrees to seek ways to reduce the cost of manufacturing Products by methods such as elimination of Materials, redefinition of Specifications, and re-design of assembly or test methods. Flextronics will present to Customer any proposal for cost reduction projects and will implement such projects only with the prior written approval of Customer. Upon implementation of such ways that have been initiated by Flextronics and approved by Customer, Flextronics will receive [***]% of the demonstrated cost reduction for the full Customer [***] after implementation. Customer will receive [***]% of the demonstrated cost reduction upon implementation of such ways [***].

2.5 Quarterly Business Review. Customer and Flextronics shall meet quarterly, or as otherwise agreed by both parties, to discuss the state of business, and to review business and quality performance issues and improvement initiatives. The items to be reviewed shall, at either party’s request, include items such as business trends, cost savings initiatives, Product pricing, Special Inventory, quality performance and delivery performance.

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***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

3. FORECASTS; ORDERS; FEES; PAYMENT

3.1. Forecast. Customer shall provide Flextronics, on a monthly basis, a rolling [***] ([***]) [***] forecast indicating Customer’s monthly Product requirements. These forecasts will be non-binding, except with respect to the purchase of Special Inventory pursuant to Section 4.1 and except that the first [***] ([***]) [***] of the forecast will constitute Customer’s written purchase order for all Work to be completed within the first [***] ([***]) [***] period. Such purchase orders will be issued in accordance with Section 3.2 below.

3.2. Purchase Orders; Precedence. Customer may use its standard purchase order form for any notice provided for hereunder; provided that all purchase orders must reference this Agreement and the applicable Specifications. The parties agree that the terms and conditions contained in this Agreement shall prevail over any terms and conditions of any such purchase order, acknowledgment form or other instrument.

3.3. Purchase Order Acceptance. Purchase orders shall be deemed accepted by Flextronics, provided however that Flextronics may reject any purchase order: (a) that is an amended order in accordance with Section 5.2 below because the purchase order is outside of the Flexibility Table; (b) if the fees reflected in the purchase order are inconsistent with the parties’ agreement with respect to the fees; (c) if the purchase order represents a significant deviation from the forecast for the same period, unless such deviation is within the parameters of the Flexibility Table; or (d) if a purchase order would extend Flextronics’s liability beyond Customer’s approved credit line. Flextronics shall notify Customer of rejection of any purchase order within [***] business days of receipt of such purchase order.

3.4. Fees; Changes; Taxes.

(a) The fees will be agreed by the parties and will be indicated on the purchase orders issued by Customer and accepted by Flextronics. The initial fees shall be as set forth on the Fee List attached hereto and incorporated herein as Exhibit 3.4 (the “Fee List”). If a Fee List is not attached or completed, then the initial fees shall be as set forth in purchase orders issued by Customer and accepted by Flextronics in accordance with the terms of this Agreement.

(b) Customer is responsible for additional fees and costs due to: (a) Customer’s changes to the Specifications; (b) failure of Customer or its subcontractor to timely provide sufficient quantities or a reasonable quality level of Customer Controlled Materials where applicable to sustain the production schedule; and (c) any pre-approved expediting charges reasonably necessary because of a change in Customer’s requirements.

(c) The fees may be reviewed periodically by the parties. Any changes and timing of changes shall be agreed by the parties in writing, such agreement not to be unreasonably withheld or delayed. By way of example only, the fees may be increased, upon written agreement by the parties, if the market price of fuels, Materials, equipment, labor and other production costs, increase beyond normal variations in pricing or currency exchange rates as demonstrated by Flextronics.

(d) All fees are exclusive of federal, state and local excise, sales, use, VAT, and similar transfer taxes, and any duties, and Customer shall be responsible for all such items. This subsection (d) does not apply to taxes on Flextronics’s net income, or to any taxes or duties associated with Flextronics’s Production Material and labor costs.

3.5. Payment. Customer agrees to pay all invoices in U.S. Dollars within [***] ([***]) [***] of the date of the invoice.

3.6. Late Payment. Customer agrees to pay [***] on all late payments. Furthermore, if Customer is late with payments, or Flextronics has reasonable commercial evidence indicating that Customer may not be able to pay, Flextronics may (a) stop all Work under this Agreement until assurances of payment satisfactory to Flextronics are received or payment is received; (b) demand prepayment for purchase orders; (c) delay shipments; and (d) to the extent that Flextronics’s personnel cannot be reassigned to other billable work during such stoppage and/or in the event restart cost are incurred, invoice Customer for additional fees before the Work can resume. Customer agrees to provide all necessary financial information required by Flextronics from time to time in order to make a proper assessment of the creditworthiness of Customer.

4. MATERIALS PROCUREMENT; CUSTOMER RESPONSIBILITY FOR MATERIALS

4.1. Authorization to Procure Materials, Inventory and Special Inventory. Customer’s accepted purchase orders and forecast will constitute authorization for Flextronics [***], (a) Inventory to manufacture the Products covered by such purchase orders based on the Lead Time and (b) certain Special Inventory based on Customer’s purchase orders and forecast as follows: Long Lead-Time Materials as required based on the Lead Time when such purchase orders are placed and Minimum Order Inventory as required by the supplier. Flextronics will only purchase [***]

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***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

4.2. Customer Controlled Materials. Customer may direct Flextronics to purchase Customer Controlled Materials in accordance with the Customer Controlled Materials Terms. Customer acknowledges that the Customer Controlled Materials Terms will directly impact Flextronics’ ability to perform under this Agreement and to provide Customer with the flexibility Customer is requiring pursuant to the terms of this Agreement. In the event that Flextronics reasonably believes that Customer Controlled Materials Terms will create an additional cost that is not covered by this Agreement, then Flextronics will notify Customer and the parties will agree to either (a) compensate Flextronics for such additional costs, (b) amend this Agreement to conform to the Customer Controlled Materials Terms or (c) amend the Customer Controlled Materials Terms to conform to this Agreement, in each case at no additional charge to Flextronics. Customer agrees to provide copies to Flextronics of all Customer Controlled Materials Terms upon the execution of this Agreement and promptly upon execution of any new agreements with suppliers. Customer agrees not to make any modifications or additions to the Customer Controlled Materials Terms or enter into new Customer Controlled Materials Terms with suppliers that will negatively impact Flextronics’s procurement activities.

4.3. Preferred Supplier. Customer shall provide to Flextronics and maintain an Approved Vendor List. Flextronics shall purchase from vendors on a current AVL the Materials required to manufacture the Product. Customer shall give Flextronics every opportunity to be included on AVL’s for Materials that Flextronics can supply, and if Flextronics is competitive with other suppliers with respect to reasonable and unbiased criteria for acceptance established by Customer, Flextronics shall be included on such AVL’s. If Flextronics is on an AVL and its prices and quality are competitive with other vendors, Customer will raise no objection to Flextronics sourcing Materials from itself. For purposes of this Section 4.3 only, the term “Flextronics” includes any companies affiliated with Flextronics.

4.4. Customer Responsibility for Inventory and Special Inventory. Customer is responsible under the conditions provided in this Agreement for all Materials, Inventory and Special Inventory properly purchased by Flextronics under this Section 4.

4.5. Materials Warranties. Flextronics shall endeavor to obtain and pass through to Customer the following warranties with regard to the Materials (other than the Production Materials): (i) conformance of the Materials with the vendor’s specifications and/or with the Specifications; (ii) that the Materials will be free from defects in workmanship; (iii) that the Materials will comply with Environmental Regulations; and (iv) that the Materials will not infringe the intellectual property rights of third parties.

5. SHIPMENTS, SCHEDULE CHANGE, CANCELLATION, STORAGE

5.1. Shipments. All Products delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in accordance with the Specifications and marked for shipment to Customer’s destination specified in the applicable purchase order. Shipments will be made [***] ([***]) [***], at which time risk of loss and title will pass to Customer. All freight, insurance and other shipping expenses, as well as any special packing expenses not included in the original quotation for the Products, will be paid by Customer. In the event Customer designates a freight carrier to be utilized by Flextronics, Customer agrees to designate only freight carriers that are currently in compliance with all applicable laws relating to anti-terrorism security measures and to adhere to the C-TPAT (Customs-Trade Partnership Against Terrorism) security recommendations and guidelines as outlined by the United States Bureau of Customs and Border Protection and to prohibit the freight carriage to be sub-contracted to any carrier that is not in compliance with the C-TPAT guidelines.

5.2. Quantity Increases and Shipment Schedule Changes.

(a) For any accepted purchase order, Customer may (i) increase the quantity of Products or (ii) reschedule the quantity of Products and their shipment date, as provided in the flexibility table below (the “Flexibility Table”):

Maximum Allowable Variance From Accepted Purchase Order Quantities/Shipment Dates

# of days before Shipment Date on Purchase Order	Allowable Quantity Increases	Maximum Reschedule Quantity	Maximum Reschedule Period

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

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***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Any decrease in quantity is considered a cancellation, unless the decreased quantity is rescheduled for delivery at a later date in accordance with the Flexibility Table. Quantity cancellations are governed by the terms of Section 5.3 below. Any purchase order quantities that are increased or rescheduled pursuant to this Section 5.2 (a) may not be subsequently increased or rescheduled.

(b) All reschedules to push out delivery dates outside of the table in subsection (a) require Flextronics’s prior written approval, which, in its sole discretion, may or may not be granted. If Customer does not request prior approval from Flextronics for such reschedules, or if Customer and Flextronics do not agree in writing to specific terms with respect to any approved reschedule, then Customer will pay Flextronics the [***] for any such reschedule, calculated as of the [***] ([***]) [***] after such reschedule for any Inventory and/or Special Inventory that was procured by Flextronics to support the original delivery schedule that is not used to manufacture Product pursuant to an accepted purchase order within [***] ([***]) [***] of such reschedule. In addition, if Flextronics notifies Customer that such Inventory and/or Special Inventory has remained in Flextronics’s possession for more than [***] ([***]) [***] since such reschedule, then Customer agrees to immediately purchase any affected Inventory and/or Special Inventory upon receipt of the notice by paying the Affected Inventory Costs. In addition, any finished Products that have already been manufactured to support the original delivery schedule will be treated as cancelled as provided in Sections 5.3, 5.4, and 5.5 below.

(c) Flextronics will use reasonable commercial efforts to meet any quantity increases, which are subject to Materials and capacity availability. All reschedules or quantity increases outside of the table in subsection (a) require Flextronics’s approval, which, in its sole discretion, may or may not be granted. If Flextronics agrees to accept a reschedule to pull in a delivery date or an increase in quantities in excess of the flexibility table in subsection (a) and if there are extra costs to meet such reschedule or increase, Flextronics will inform Customer for its acceptance and approval in advance.

(d) Any delays in the normal production or interruption in the workflow process caused by Customer’s changes to the Specifications or failure to provide sufficient quantities or a reasonable quality level of Customer Controlled Materials where applicable to sustain the production schedule, will be considered a reschedule of any affected purchase orders for purposes of this Section 5.2 for the period of such delay. In addition, Customer shall be responsible for costs related to adjusting foreign currency hedging contracts due to changes in cash flows resulting from such delays.

(e) For purposes of calculating the amount of Inventory and Special Inventory subject to subsection (b), the “Lead Time” shall be calculated as the Lead Time at the time of procurement of the Inventory and Special Inventory.

5.3. Cancellation of Orders and Customer Responsibility for Inventory.

(a) Customer may not cancel all or any portion of Product quantity of an accepted purchase order without Flextronics’s prior written approval, which, in its sole discretion, may or may not be granted. If Customer does not request prior approval, or if Customer and Flextronics do not agree in writing to specific terms with respect to any approved cancellation, then Customer will [***]. In addition, if Flextronics notifies Customer that such Inventory and/or Special Inventory has remained in Flextronics’s possession for more [***] since such cancellation, then Customer agrees to immediately purchase from Flextronics such Inventory and/or Special Inventory by paying the Affected Inventory Costs. In addition, Flextronics shall calculate the cost or gain of unwinding any currency hedging contracts entered into by Flextronics to support the cancelled purchase order(s). Should the unwinding result in a loss to Flextronics, Customer agrees to cover such loss amount for Flextronics immediately upon receipt of an invoice for such amount. Should the unwinding result in a gain to Flextronics, a credit note will be immediately issued to Customer.

(b) If the forecast for any period is less than the previous forecast supplied over the same period, that amount will be considered canceled and Customer will be responsible for any Special Inventory purchased or ordered by Flextronics to support the forecast.

(c) For purposes of calculating the amount of Inventory and Special Inventory subject to subsection (a), the “Lead Time” shall be calculated as the Lead Time at the time of (i) procurement of the Inventory and Special Inventory; (ii) cancellation of the purchase order or (iii) termination of this Agreement, whichever is longer.

5.4. Mitigation of Inventory and Special Inventory. Prior to invoicing Customer for the amounts due pursuant to Sections 5.2 or 5.3, Flextronics will use reasonable commercial efforts for a period of [***], to return unused Inventory and Special Inventory and to cancel pending orders for such inventory, and to otherwise mitigate the amounts payable by Customer.

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***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Customer shall pay amounts due under this Section 5 within [***]. Flextronics will ship the Inventory and Special Inventory paid for by Customer under this Section 5.4 to Customer promptly upon said payment by Customer unless Customer requests that Flextronics warehouse such Inventory and Special Inventory as consistent with Section 5.5, including payment of storage and handling charges equal to [***] of the cost of the Inventory. In the event Customer does not pay within [***] ([***]) [***], Flextronics will be entitled to dispose of such Inventory and Special Inventory in a commercially reasonable manner and credit to Customer any monies received from third parties. Flextronics shall then submit an invoice for the balance amount due and Customer agrees to pay said amount within [***].

5.5. Customer Responsibility for Ordered Product; Storage of Ordered Product. In the event Customer does not arrange for the prompt pickup of Products ordered by it under this Agreement after being informed by Flextronics that such Products are ready for pickup in accordance with Customer’s purchase order, or Customer attempts to reschedule or cancel a delivery of Products previously ordered by Customer, in a manner not permitted by this Agreement, then Customer hereby authorizes Flextronics to transfer such Products to a warehouse operated by Flextronics or a third party. If the Products are transferred to a warehouse operated by Flextronics, then a portion of such warehouse will be assigned to Customer for its exclusive use. Such transfer [***] to Customer for purposes of this Agreement, and title and risk of loss for such Products shall thereupon transfer from Flextronics to Customer. In accordance with the terms of this Agreement, Flextronics shall invoice Customer for such sale. Customer shall also be invoiced for storage and handling charges equal to [***] of the contract fees for the Products per month, or any portion thereof, that the Products are stored for Customer. Such storage and handling fee shall cover the expense of storage, security, and transporting the goods to and from such site. During the time that the Products are stored pursuant to this Section 5.5 hereof, Customer shall have the right, upon reasonable notice, to inspect the Products for the purposes of this Agreement. Upon Customer’s request, Flextronics shall ship the Products to Customer under the terms of this Agreement.

5.6. No Waiver. For the avoidance of doubt, Flextronicss’s failure to invoice Customer for any of the charges set forth in this Section 3 does not constitute a waiver of Flextronics’s right to charge Customer for the same event or other similar events in the future.

5.7 Delays. Flextronics shall immediately notify Customer upon becoming aware of any late delivery of Products under this Agreement, [***].

6. PRODUCT ACCEPTANCE AND EXPRESS LIMITED WARRANTY

6.1. Product Acceptance. The Products delivered by Flextronics will be inspected and tested as required by Customer within [***] ([***]) [***] of receipt at the “ship to” location on the applicable purchase order. If Products do not comply with the express limited warranty set forth in Section 6.2 below, Customer has the right to reject such Products during said period. Products not rejected during said period will be deemed accepted. Customer may return defective Products, freight [***], after obtaining a return material authorization number from Flextronics to be displayed on the shipping container and completing a failure report. Rejected Products will be promptly repaired or replaced, at Flextronics’ option, and returned [***]. Customer shall bear all of the risk, and all costs and expenses, associated with Products that have been returned to Flextronics for which there is no defect found.

6.2. Express Limited Warranty. This Section 6.2 sets forth Flextronics’s sole and exclusive warranty and Customer’s sole and exclusive remedies with respect to a breach by Flextronics of such warranty.

(a) Flextronics warrants that the Products will have been manufactured in accordance with the applicable Specifications and will be free from [***] for a period of [***] ([***]) [***] from the date of shipment. In addition, Flextronics warrants that [***] are in compliance with [***].

(b) Notwithstanding anything else in this Agreement, this express limited warranty does not apply to, and Flextronics makes no representations or warranties whatsoever with respect to: (i) Materials and/or Customer Controlled Materials; (ii) defects resulting from the Specifications or the design of the Products; (iii) Product that has been abused, damaged, altered or misused by any person or entity after title passes to Customer; (iv) first articles, prototypes, pre-production units, test units or other similar Products; (v) defects resulting from tooling, designs or instructions produced or supplied by Customer or (vi) compliance of Materials or Products with any Environmental Regulations. Customer shall be liable for costs or expenses incurred by Flextronics related to the foregoing exclusions to Flextronics’s express limited warranty.

(c) Upon any failure of a Product to comply with this express limited warranty, Flextronics’s sole obligation, and Customer’s sole remedy, is for Flextronics, at its option, to promptly repair or replace such unit and return it to Customer [***]. Customer shall return Products covered by this warranty [***] after completing a failure report and obtaining a return material authorization number from Flextronics to be displayed on the shipping container. Customer shall bear all of the risk, and all costs and expenses, associated with Products that have been returned to Flextronics for which there is no defect found.

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***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(d) Customer will provide its own warranties directly to any of its end users or other third parties. Customer will not pass through to end users or other third parties the warranties made by Flextronics under this Agreement. Furthermore, Customer will not make any representations to end users or other third parties on behalf of Flextronics, and Customer will expressly indicate that the end users and third parties must look solely to Customer in connection with any problems, warranty claim or other matters concerning the Product. For clarity, nothing in this subsection (d) limits Customer’s ability to return Products to Flextronics which are covered by Flextronics’s warranty under this Agreement that end users have returned to Customer.

6.3. No Representations or Other Warranties. FLEXTRONICS MAKES NO REPRESENTATIONS AND NO OTHER WARRANTIES OR CONDITIONS ON THE PERFORMANCE OF THE WORK, OR THE PRODUCTS, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH CUSTOMER, AND FLEXTRONICS SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

6.4. Failure Analysis. Flextronics will use commercially reasonable efforts to complete an initial failure analysis on all Product returned pursuant to Section 6.2 above, within [***] business days of receipt of such Products.

7. INTELLECTUAL PROPERTY LICENSES AND COVENANT NOT TO SUE

7.1 Licenses. Customer hereby grants Flextronics a non-exclusive license during the term of this Agreement to use Customer’s patents, trade secrets and other intellectual property as necessary to perform Flextronics’s obligations under this Agreement.

7.2 No Other Licenses. Except as otherwise specifically provided in this Agreement, each party acknowledges and agrees that no licenses or rights under any of the intellectual property rights of the other party are given or intended to be given to such other party.

7.3 [***]. Further, without limiting the warranties provided under Section 6.2, Customer acknowledges and agrees that any Design Improvements are not covered under Section 6.2 and are provided on an “as-is” basis and Flextronics makes no warranty whatsoever with respect to the Design Improvements and pursuant to Section 9.2, Customer agrees to defend, indemnify and hold Flextronics and its affiliates and all directors, officers, employees and agents from and against all claims, actions, losses, expenses, damages or other liabilities, including reasonable attorneys’ fees incurred by or assessed against any of the foregoing, to the extent the same arise out of Customer’s use of the Design Improvements.

8. TERM AND TERMINATION

8.1. Term. The term of this Agreement shall commence on the date hereof above and shall continue for one (1) year thereafter until terminated as provided in Section 8.2 (Termination) or 10.7 (Force Majeure). After the expiration of the initial term hereunder (unless this Agreement has been terminated), this Agreement shall be automatically renewed for separate but successive one-year terms unless either party provides written notice to the other party that it does not intend to renew this Agreement ninety (90) days or more prior to the end of any term.

8.2. Termination. This Agreement may be terminated by either party (a) for convenience upon ninety (90) days written notice to the other party, or (b) if the other party defaults in any payment to the terminating party and such default continues without a cure for a period of fifteen (15) days after the delivery of written notice thereof by the terminating party to the other party, (c) if the other party defaults in the performance of any other material term or condition of this Agreement and such default continues unremedied for a period of thirty (30) days after the delivery of written notice thereof by the terminating party to the other party, or (d) pursuant to Section 10.8 (Force Majeure).

8.3. Effect of Expiration or Termination. Expiration or termination of this Agreement under any of the foregoing provisions: (a) shall not affect the amounts due under this Agreement by either party that exist as of the date of expiration or termination, and (b) as of such date the provisions of Sections 5.2, 5.3, 5.4 and 5.5 shall apply with respect to payment and shipment to Customer of finished Products, Inventory, and Special Inventory in existence as of such date, and (c) shall not affect Flextronics’s express limited warranty in Section 6.2 above. Termination of this Agreement and settling of accounts in the manner set forth in the foregoing sentence shall be the exclusive remedy of the parties for breach of this Agreement, except for breaches of Section 6.2, 9.1, 9.2 or 10.1. Section 1, 3.5, 3.6, 4, 5.3, 5.4, 5.5, 6.2, 6.3, 7, 8.3, 9, and 10 shall be the only terms that shall survive any termination or expiration of this Agreement. Within [***] ([***]) [***] of termination of this Agreement, Flextronics shall return to Customer all Consigned Material and other tangible Customer Confidential Information, other than

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***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

documents in electronic, magnetic or other media. Flextronics shall return to Customer one (1) copy of all hard copy documents in its possession, shall destroy all other copies of documents as well as all versions of the documents in electronic, magnetic or other media, and upon Customer’s request shall deliver to Customer written notice confirming that all such material has been returned or destroyed.

9. INDEMNIFICATION; LIABILITY LIMITATION

9.1. Indemnification by Flextronics. Flextronics agrees to defend, indemnify and hold harmless, Customer and all directors, officers, employees, and agents (each, a “Customer Indemnitee”) from and against all claims, actions, losses, expenses, damages or other liabilities, including reasonable attorneys’ fees (collectively, “Damages”) incurred by or assessed against any of the foregoing, but solely to the extent the same arise out of third-party claims relating to:

(a) any actual or threatened [***] to any [***], or alleged to be caused, [***] by Flextronics [***] hereunder, but solely to the extent [***] has been caused by the [***] Flextronics of its [***] related to [***] the Specifications only as further set forth in Section 6;

(b) any [***] of any third party but solely to the extent that [***] is caused by [***] Flextronics [***]; provided that, Flextronics shall not have any obligation to indemnify Customer if such claim would not have arisen but for Flextronics’s [***] in accordance with the Customer’s [***] Specifications [***]; or

(c) noncompliance with any [***] but solely to the extent that [***] is caused by [***] that Flextronics [***]; provided that, Flextronics shall not have any obligation to indemnify Customer if such claim would not have arisen but for Flextronics’s [***] in accordance with the Customer’s [***] Specifications or [***].

9.2. Indemnification by Customer. Customer agrees to defend, indemnify and hold harmless, Flextronics and its affiliates and all directors, officers, employees and agents (each, a “Flextronics Indemnitee”) from and against all Damages incurred by or assessed against any of the foregoing, but solely to the extent the same arise out of third-party claims relating to:

(a) any failure of any Product ([***]) sold by Flextronics hereunder to comply with any [***] to the extent that [***] has not been caused by Flextronics’s breach of its [***] set forth in Section 6. [***];

(b) any [***] to any [***] caused, or alleged to be caused, [***], but only to the extent [***] or has not been caused by Flextronics’s breach of its [***] related to Flextronics’s [***] Specifications only as further set forth in Section 6.[***]; or

(c) [***] of any third party by any Product except to the extent [***] is the responsibility of Flextronics pursuant to Section [***].

9.3. Procedures for Indemnification. With respect to any third-party claims, either party shall give the other party prompt notice of any third-party claim and cooperate with the indemnifying party at its expense. The indemnifying party shall have the right to assume the defense (at its own expense) of any such claim through counsel of its own choosing by so notifying the party seeking indemnification within thirty (30) calendar days of the first receipt of such notice. The party seeking indemnification shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. The indemnifying party shall not, without the prior written consent of the indemnified party, agree to the settlement, compromise or discharge of such third-party claim.

9.4. Sale of Products Enjoined. Should the use of any Products be enjoined for a cause stated in Section 9.1(b) or 9.2(c) above, or in the event the indemnifying party desires to minimize its liabilities under this Section 9, in addition to its indemnification obligations set forth in this Section 9, the indemnifying party’s sole responsibility is to either substitute a fully equivalent Product or process (as applicable) not subject to such injunction, modify such Product or process (as applicable) so that it no longer is subject to such injunction, or obtain the right to continue using the enjoined process or Product (as applicable). In the event that any of the foregoing remedies cannot be effected on commercially reasonable terms, then, all accepted purchase orders and the current forecast will be considered cancelled and Customer shall purchase all Products, Inventory and Special Inventory as provided in Sections 5.3, 5.4 and 5.5 hereof. Any changes to any Products or process must be made in accordance with Section 2.2 above. Notwithstanding the foregoing, in the event that a third party makes an infringement claim, but does not obtain an injunction, the indemnifying party shall not be required to substitute a fully equivalent Product or process (as applicable) or modify the Product or process (as applicable) if the indemnifying party obtains an opinion from competent patent counsel reasonably acceptable to the other party that such Product or process is not infringing or that the patents alleged to have been infringed are invalid.

9.5. No Other Liability. EXCEPT WITH REGARD TO THE PARTIES’ RESPECTIVE INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 9.1 AND 9.2 ABOVE OR A BREACH OF SECTION 10.1 BELOW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY “COVER” DAMAGES

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***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(INCLUDING INTERNAL COVER DAMAGES WHICH THE PARTIES AGREE MAY NOT BE CONSIDERED “DIRECT” DAMAGES), OR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE ARISING OUT OF THIS AGREEMENT OR THE SALE OF PRODUCTS, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING THE POSSIBILITY OF NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE, AND EVEN IF ANY OF THE LIMITED REMEDIES IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.

THE FOREGOING SECTION 9 STATES THE ENTIRE LIABILITY OF THE PARTIES TO EACH OTHER CONCERNING INFRINGEMENT OF PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHTS.

10. MISCELLANEOUS

10.1. Confidentiality. Each party shall refrain from using any and all Confidential Information of the disclosing party for any purposes or activities other than those specifically authorized in this Agreement. Except as otherwise specifically permitted herein or pursuant to written permission of the party to this Agreement owning the Confidential Information, no party shall disclose or facilitate disclosure of Confidential Information of the disclosing party to anyone without the prior written consent of the disclosing party, except to its employees, consultants, parent company, and subsidiaries of its parent company who need to know such information for carrying out the activities contemplated by this Agreement and who have agreed in writing to confidentiality terms that are no less restrictive than the requirements of this Section. Notwithstanding the foregoing, under confidentiality provisions no less strict than set forth herein, the receiving party may disclose Confidential Information of the disclosing party (a) to the receiving party’s legal or financial advisors for the purpose of seeking legal or financial advice in connection therewith or (b) to a third party in connection with a merger or acquisition, or proposed merger or acquisition between the receiving party and such third party, provided that if such third party is to a competitor of the disclosing party, the receiving party must first obtain the prior written consent of the disclosing party. Further upon such disclosure pursuant to 10.1(a) or (b) herein, the receiving party agrees to be responsible under the terms of this Agreement for any use by such third parties of the disclosing party’s Confidential information in violation of the confidentiality provisions herein. In addition the receiving party may disclose Confidential Information of the disclosing party pursuant to a subpoena or other court or governmental body process, including a securities filing only (i) after having given the disclosing party prompt notice of the receiving party’s receipt of such subpoena or other process and (ii) after the receiving party has given the disclosing party a reasonable opportunity to oppose such subpoena or other process or to obtain a protective order. Confidential Information of the disclosing party in the custody or control of the receiving party shall be promptly returned or destroyed upon the earlier of (1) the disclosing party’s written request or (2) termination of this Agreement. Confidential Information disclosed pursuant to this Agreement shall be maintained confidential for a period of three (3) years after the disclosure thereof. The terms of this Agreement shall be confidential in perpetuity.

10.2. Publicity and Confidentiality of Agreement.

Except as required by law, neither party may make any press release, industry disclosure, announcement or engage in other form of publicity, advertising, promotion or public announcement (each an, “Announcement”) relating to this Agreement, including use of the other party’s name without first obtaining the prior written consent of the other party, which consent may be withheld in its sole discretion, unless such Announcement is to correct an unauthorized Announcement made by the other party. The terms of this Agreement are Confidential Information and protected pursuant to Section 10.1 above.

10.3. Entire Agreement; Severability. This Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings between the parties relating to such transactions. If the scope of any of the provisions of this Agreement is too broad in any respect whatsoever to permit enforcement to its full extent, then such provisions shall be enforced to the maximum extent permitted by law, and the parties hereto consent and agree that such scope may be judicially modified accordingly and that the whole of such provisions of this Agreement shall not thereby fail, but that the scope of such provisions shall be curtailed only to the extent necessary to conform to law.

10.4. Amendments; Waiver. This Agreement may be amended only by written consent of both parties. The failure by either party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision. Neither party will be deemed to have waived any rights or remedies hereunder unless such waiver is in writing and signed by a duly authorized representative of the party against which such waiver is asserted.

10.5. Independent Contractor. Neither party shall, for any purpose, be deemed to be an agent of the other party and the relationship between the parties shall only be that of independent contractors. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

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10.6. Expenses. Each party shall pay their own expenses in connection with the negotiation of this Agreement. All fees and expenses incurred in connection with the resolution of Disputes shall be allocated as further provided in Section 10.11 below.

10.7. Insurance.

(a) Flextronics agrees to maintain appropriate insurance to cover its risks under this Agreement with coverage amounts commensurate with levels in its market. Flextronics specifically agrees to maintain (i) property insurance, all-risk, subject to standard exclusions and business-interruption coverage, which covers any Consigned Materials, Inventory, work-in-process and finished Products (until title and risk of loss passes to Customer pursuant to this Agreement which is stored on the premises of Flextronics, (ii) commercial general liability, including products/completed operations and personal injury coverage, with coverage of not less than [***] combined single limit per occurrence and [***] annual aggregate; (iii) umbrella liability, including products/completed operations, with limits of not less than [***] each occurrence; (iv) workers’ compensation and employer’s liability in compliance with all statutory regulations in any state or country where any of the Products are manufactured or delivered or services are performed; and (v) electronics errors and omissions coverage which covers claims arising out of design specifications provided by Flextronics.

(b) All insurance coverage that Flextronics is obligated to carry pursuant to this Section 10.7 will (i) (excepting workers’ compensation and employer’s liability and errors & omissions liability) name Customer as an additional insured, and (ii) provide a 30-day notice period for cancellation.

(c) As soon as practicable after the Effective Date of the Agreement, Flextronics will deliver to Customer one or more certificates of insurance showing evidence of the coverage required above.

10.8. Force Majeure. In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement (other than a payment obligation) due to any act of God, acts or decrees of governmental or military bodies, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, Materials unavailability or any other cause beyond the reasonable control of the party invoking this section (collectively, a “Force Majeure”), and if such party shall have used its commercially reasonable efforts to mitigate its effects, such party shall give prompt written notice to the other party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences. Regardless of the excuse of Force Majeure, if such party is not able to perform within ninety (90) days after such event, the other party may terminate the Agreement.

10.9. Successors, Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. Neither party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the other party, not to be unreasonably withheld. Notwithstanding the foregoing, Flextronics may assign some or all of its rights and obligations under this Agreement to an affiliated Flextronics entity and either party may assign some or all of its rights and obligations under this Agreement in connection with the sale of all or substantially all of the business or assets, whether by merger, sale of assets, reorganization or the like. .

10.10. Notices. All notices required or permitted under this Agreement will be in writing and will be deemed received (a) when delivered personally; (b) when sent by confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a commercial overnight carrier. All communications will be sent to the addresses set forth above or to such other address as may be designated by a party by giving written notice to the other party pursuant to this section.

10.11. Disputes Resolution; Waiver of Jury Trial.

(a) Except as otherwise provided in this Agreement, the following binding dispute resolution procedures shall be the exclusive means used by the parties to resolve all disputes, differences, controversies and claims arising out of or relating to the Agreement or any other aspect of the relationship between Flextronics and Customer or their respective affiliates and subsidiaries (collectively, “Disputes”). Either party may, by written notice to the other party, refer any Disputes for resolution in the manner set forth below.

(b) Any and all Disputes shall be referred to arbitration under the Comprehensive Arbitration Rules & Procedures of JAMS, who shall act as the arbitration administrator (the “Arbitration Administrator”).

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***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(c) The parties shall agree on a single arbitrator (the “Arbitrator”). The Arbitrator shall be a retired judge selected by the parties from a roster of arbitrators provided by the Arbitration Administrator. If the parties cannot agree on an Arbitrator within seven (7) days of delivery of the demand for arbitration (“Demand”) (or such other time period as the parties may agree), the Arbitration Administrator will select an independent Arbitrator.

(d) Unless otherwise mutually agreed to by the parties, the place of arbitration shall be San Jose, California.

(e) The Federal Arbitration Act shall govern the arbitrability of all Disputes. The Federal Rules of Civil Procedure and the Federal Rules of Evidence (the “Federal Rules”), to the extent not inconsistent with this Agreement, govern the conduct of the arbitration. To the extent that the Federal Arbitration Act and Federal Rules do not provide an applicable procedure, California law shall govern the procedures for arbitration and enforcement of an award, and then only to the extent not inconsistent with the terms of this Section. Disputes between the parties shall be subject to arbitration notwithstanding that a party to this Agreement is also a party to a pending court action or special proceeding with a third party, arising out of the same transaction or series of related transactions and there is a possibility of conflicting rulings on a common issue of law or fact.

(f) Unless otherwise mutually agreed to by the parties, each party shall allow and participate in discovery as follows:

(i) Non-Expert Discovery. Each party may (1) conduct three (3) non-expert depositions of no more than five (5) hours of testimony each, with any deponents employed by any party to appear for deposition in San Jose, California; (2) propound a single set of requests for production of documents containing no more than twenty (20) individual requests; (3) propound up to twenty written interrogatories; and (4) propound up to ten (10) requests for admission.

(ii) Expert Discovery. Each party may select a witness who is retained or specially employed to provide expert testimony and an additional expert witness to testify with respect to damages issues, if any. The parties shall exchange expert reports and documents under the same requirements as Federal Rules of Civil Procedure 26(a)(2) &(4).

(iii) Additional Discovery. The Arbitrator may, on application by either party, authorize additional discovery only if deemed essential to avoid injustice. In the event that remote witnesses might otherwise be unable to attend the arbitration, arrangements shall be made to allow their live testimony by video conference during the arbitration hearing.

(g) The Arbitrator shall render an award within six (6) months after the date of appointment, unless the parties agree to extend such time. The award shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law. The Arbitrator shall have authority to award compensatory damages only, and shall not award any punitive, exemplary, or multiple damages. The award (subject to clarification or correction by the arbitrator as allowed by statute and/or the Federal Rules) shall be final and binding upon the parties, subject solely to the review procedures provided in this Section.

(h) Either party may seek arbitral review of the award. Arbitral review may be had as to any element of the award.

(i) This Agreement’s arbitration provisions are to be performed in San Jose, California. Any judicial proceeding arising out of or relating to this Agreement or the relationship of the parties, including without limitation any proceeding to enforce this Section, to review or confirm the award in arbitration, or for preliminary injunctive relief, shall be brought exclusively in a court of competent jurisdiction in the county of Santa Clara, California (the “Enforcing Court”). By execution and delivery of this Agreement, each party accepts the jurisdiction of the Enforcing Court.

(j) Each party shall pay their own expenses in connection with the resolution of Disputes pursuant to this Section, including attorneys’ fees.

(k) Notwithstanding anything contained in this Section to the contrary, in the event of any Dispute, prior to referring such Dispute to arbitration pursuant to Subsection (b) of this Section, Customer and Flextronics shall attempt in good faith to resolve any and all controversies or claims relating to such Disputes promptly by negotiation commencing within ten (10) calendar days of the written notice of such Disputes by either party, including referring such matter to Customer’s then-current President and Flextronics’s then current executive in charge of manufacturing operations in the region in which the primary activities of this Agreement are performed by Flextronics. The representatives of the parties shall meet at a mutually acceptable time and place and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Dispute for a period of four (4) weeks. In the event that the parties are unable to resolve such Dispute pursuant to this Subsection (k), the provisions of Subsections (a) through (j) of this Section, inclusive, as well as Subsections (l), (m) and (n) of this Section shall apply.

(l) The parties agree that the existence, conduct and content of any arbitration pursuant to this Section shall be kept confidential and no party shall disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each party’s financial statements.

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(m) IN THE EVENT OF ANY DISPUTE BETWEEN THE PARTIES, WHETHER IT RESULTS IN PROCEEDINGS IN ANY COURT IN ANY JURISDICTION OR IN ARBITRATION, THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY, AND HAVING HAD AN OPPORTUNITY TO CONSULT WITH COUNSEL, WAIVE ALL RIGHTS TO TRIAL BY JURY, AND AGREE THAT ANY AND ALL MATTERS SHALL BE DECIDED BY A JUDGE OR ARBITRATOR WITHOUT A JURY TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW.

(n) In the event of any lawsuit between the parties arising out of or related to this Agreement, the parties agree to prepare and to timely file in the applicable court a mutual consent to waive any statutory or other requirements for a trial by jury

10.12. Even-Handed Construction. The terms and conditions as set forth in this Agreement have been arrived at after mutual negotiation, and it is the intention of the parties that its terms and conditions not be construed against any party merely because it was prepared by one of the parties.

10.13. Controlling Language. This Agreement is in English only, which language shall be controlling in all respects. All documents exchanged under this Agreement shall be in English.

10.14. Controlling Law. This Agreement shall be governed and construed in all respects in accordance with the domestic laws and regulations of the State of California, without regard to its conflicts of laws provisions; except to the extent there may be any conflict between the law of the State of California and the Incoterms of the International Chamber of Commerce, 2000 edition, in which case the Incoterms shall be controlling. The parties specifically agree that the 1980 United Nations Convention on Contracts for the International Sale of Goods, as may be amended from time to time, shall not apply to this Agreement. The parties further acknowledge and confirm that the selection of the governing law is a material term of this Agreement.

10.15. Counterparts. This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized representatives as of the Effective Date.

HEMOSENSE, INC.:		FLEXTRONICS INTERNATIONAL USA, INC.:

By:	/s/ James D. Merselis	By:	/s/ Michael McNamara
Title:	President and CEO	Title:	CEO

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Exhibit 1

Definitions

“Affected Inventory Costs”	shall mean: (i) [***]% of the Cost of all affected Inventory and Special Inventory in Flextronics’s possession and not returnable to the vendor or reasonably usable for other customers, whether in raw form or work in process, less the salvage value thereof, (ii) [***]% of the Cost of all affected Inventory and Special Inventory on order and not cancelable, (iii) any vendor cancellation charges incurred with respect to the affected Inventory and Special Inventory accepted for cancellation or return by the vendor, and (iv) [***].

“Approved Vendor List” or “AVL”	shall mean the list of suppliers currently approved to provide the Materials specified in the bill of materials for a Product.

“Confidential Information”	shall mean (a) the terms of this Agreement and all information concerning the unit number and fees for Products and Inventory/Special Inventory and (b) any other information that is marked “Confidential” or the like or, if delivered verbally, confirmed in writing to be “Confidential” within 30 days of the initial disclosure. Confidential Information does not include information that (i) the receiving party can prove it already knew at the time of receipt from the disclosing party; or (ii) has come into the public domain without breach of confidence by the receiving party; (iii) was received from a third party without restrictions on its use; (iv) the receiving party can prove it independently developed without use of or reference to the disclosing party’s data or information; or (v) the disclosing party agrees in writing is free of such restrictions.

“Consigned Material”	shall have the meaning set forth in Section 2.3.

“Cost”	shall mean the cost represented on the bill of materials supporting the most current fees for Products at the time of cancellation, expiration or termination, as applicable.

“Customer Controlled Materials”	shall mean those Materials provided by Customer or by suppliers of Customer with whom Customer has a commercial contractual or non-contractual relationship.

“Customer Controlled Materials Terms”	shall mean the terms and conditions that Customer has negotiated with its suppliers for the purchase of Customer Controlled Materials.

“Customer Indemnitees”	shall have the meaning set forth in Section 9.1.

“Damages”	shall have the meaning set forth in Section 9.1.

“Disputes”	shall have the meaning set forth in Section 10.11(a)

“Economic Order Inventory”	shall mean Materials purchased in quantities, above the required amount for purchase orders, in order to achieve price targets for such Materials.

“Environmental Regulations”	Shall mean any hazardous substance content laws and regulations including, without limitation, those related to the EU Directive 2002/95/EC about the Restriction of Use of Hazardous Substances (RoHS).

“Fee List”	shall have the meaning set forth in Section 3.4.

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***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

“Flexibility Table”	shall have the meaning set forth in Section 5.2.

“Flextronics Indemnitee”	shall have the meaning set forth in Section 9.2.

“Force Majeure”	shall have the meaning set forth in Section 10.8.

“Inventory”	shall mean any Materials that are used to manufacture Products that are ordered pursuant to a purchase order from Customer.

“Lead Time(s)”	shall mean the Materials Procurement Lead Time plus the manufacturing cycle time required from the delivery of the Materials at Flextronics’ facility to the completion of the manufacture, assembly and test processes.

“Long Lead Time Materials”	shall mean Materials with Lead Times exceeding the period covered by the accepted purchase orders for the Products.

“Materials”	shall mean components, parts and subassemblies that comprise the Product and that appear on the bill of materials for the Product.

“Materials Procurement Lead Time”	shall mean with respect to any particular item of Materials, the longer of (a) lead time to obtain such Materials as recorded on Flextronics’s MRP system or (b) the actual lead time, if a supplier has increased the lead time but Flextronics has not yet updated its MRP system.

“Minimum Order Inventory”	shall mean Materials purchased in excess of requirements for purchase orders because of minimum lot sizes available from the supplier.

“[***]”	shall mean a finance carrying charge of [***] and a storage and handling charge of [***], in each case of the Cost of the Inventory and/or Special Inventory affected by the reschedule or cancellation (as applicable) per month until such Inventory and/or Special Inventory is used to manufacture Product or is otherwise purchased by Customer.

“Product”	shall have the meaning set forth in Section 2.1.

“Production Materials”	shall mean Materials that are consumed in the production processes to manufacture Products including without limitation, solder, epoxy, cleaner solvent, labels, flux, and glue. Production Materials do not include any such production materials that have been specified by the Customer or any Customer Controlled Materials.

“Special Inventory”	shall mean any Long Lead Time Materials and/or Minimum Order Inventory and/or Economic Order Inventory.

“Specifications”	shall have the meaning set forth in Section 2.1.

“Work”	shall have the meaning set forth in Section 2.1.

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***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

EXHIBIT 2.1

SPECIFICATIONS

Incorporated by reference only

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EXHIBIT 3.4

FEES LIST

To be attached or incorporated by reference

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